Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME ANNOUNCES AMENDMENT
TO ADVISORY AGREEMENT
Significantly Lowers Termination Fee and Addresses Other
Investor Feedback

DALLAS, January 24, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that it has entered into an amended and restated advisory agreement with Ashford Inc. (NYSE MKT: AINC). The Company's board of directors, acting upon the unanimous recommendation of a special committee of independent directors, unanimously approved the amended agreement, and resolved to recommend that the Company's stockholders approve the amended agreement. The special committee exclusively negotiated the amended agreement on behalf of the Company with the assistance of independent legal and financial advisors. The amended agreement will not become effective unless it is approved by the Company's stockholders.

Highlights of the amended agreement include the following:

●	Removal of the tax gross-up provision and the 1.1 times multiple from the calculation of the termination fee.

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The revenues and allocated expenses of Ashford Inc. used to calculate the termination fee will be publicly disclosed on a quarterly basis.  A full calculation of the termination fee under both the existing third amended and restated advisory agreement and the proposed fourth amended and restated advisory agreement will be included in the proxy statement that will be filed by the Company with the SEC in connection with obtaining stockholder approval of the amended agreement.

●	The termination provisions of the advisory agreement have been amended and, specifically, a change in a majority of the Company’s incumbent directors no longer triggers a termination fee.

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The advisor's right under the existing advisory agreement to appoint a “Designated Chief Executive Officer” has been eliminated. The role of the recently appointed CEO of Ashford Prime, Richard Stockton, is not impacted by the removal of this provision, and he will continue to serve as CEO in the same capacity as he has since his appointment on November 14, 2016.

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In addition to the termination fee, a payment of $45 million would be owed to Ashford Inc. in the event the amended agreement is terminated prior to any incremental growth in the hotel portfolio.  This amount will reduce ratably to zero over time based on incremental asset growth.

●	At the effective date of the amended agreement, the Company will pay Ashford Inc. $5.0 million in cash.

A summary of the terms of the amended agreement and the complete amended agreement can be found in the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Curtis B. McWilliams, Lead Director of Ashford Hospitality Prime, said, “After extensive negotiations with Ashford Inc., we’re pleased that we’ve been able to work together for the benefit of Ashford Prime’s investors. The modifications announced today further illustrate our commitment to accretive growth while underscoring our efforts to building long-term shareholder value.”

SunTrust Robinson Humphrey, Inc. acted as financial advisor and Clifford Chance US LLP acted as legal advisor to the special committee.

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Important Information for Investors
This communication is not intended to and does not constitute the solicitation of any vote or approval in any jurisdiction. In connection with the proposed amendment to the advisory agreement (the “Proposed Amendment”), Ashford Prime will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the Proposed Amendment (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, ASHFORD PRIME’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED AMENDMENT OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDMENT. Ashford Prime investors and security holders may obtain a free copy of the Proxy Statement and other documents that Ashford Prime files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investor” section of http://www.ahpreit.com. In addition, the Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants in the Proxy Solicitation
Ashford Prime and its directors, executive officers and employees may be deemed participants in connection with the solicitation of proxies from Ashford Prime’s shareholders with respect to the Proposed Amendment. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. Security holders may obtain additional information regarding the names, affiliations and interests of such individuals in Ashford Prime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016, and its definitive proxy statement for the 2016 annual meeting of shareholders, filed with the SEC on April 25, 2016. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the “Investor” section of http://www.ahpreit.com.

Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, among others, statements about the implied share price for the Company’s common stock.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.

EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate

Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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